UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

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TRISTATE CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Pennsylvania	001-35913	20-4929029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, Pennsylvania 15219
(Address of principal executive offices)
(Zip Code)

(412) 304-0304
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 20, 2014, TriState Capital Holdings, Inc. (the “Company”) held its annual meeting of shareholders. At the annual meeting, shareholders of the Company: (1) elected James F. Getz, Richard B. Seidel and Richard A. Zappala to the Board of Directors for terms expiring in 2018; (2) approved the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; (3) approved the 2014 Omnibus Incentive Plan and performance goal criteria; and (4) approved the Short-Term Incentive Plan and performance goal criteria. The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are as follows.

1. Election of Directors	For	Withheld	Broker Non-Votes
James F. Getz	23,821,403	776,817	2,204,202
Richard B. Seidel	23,900,191	698,029	2,204,202
Richard A. Zappala	23,821,191	777,029	2,204,202

	For	Against	Abstain
2. Ratification of KPMG LLP as independent registered public accountants	26,749,078	53,044	300

	For	Against	Abstain	Broker Non-Votes
3. Approval of the 2014 Omnibus Incentive Plan and performance goal criteria	24,046,504	533,272	18,444	2,204,202

	For	Against	Abstain	Broker Non-Votes
4. Approval of the Short-Term Incentive Plan and performance goal criteria	24,220,820	490,570	10,944	2,080,088

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRISTATE CAPITAL HOLDINGS, INC.

By:	/s/ James F. Getz
James F. Getz
Chairman, Chief Executive Officer and President

Date: May 21, 2014

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